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                                                                   Exhibit 23.2

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              KPMG LLP
              CHARTERED ACCOUNTANTS                    Telephone (416) 228-7000
              Yonge Corporate Centre                   Telefax   (416) 228-7123
              4120 Yonge Street Suite 500              www.kpmg.ca
              North York ON M2P 2B8
              Canada





                               INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
724 Solutions Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 of 724 Solutions Inc. of our report dated February 3, 2000 relating to the consolidated balance sheets of 724 Solutions Inc. as at December 31, 1999 and 1998 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1999 and December 31, 1998 and the period from July 28, 1997 (date of inception) to December 31, 1997, which report appears in the June 29, 2000 annual report of 724 Solutions Inc. on Form 20-F.



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Chartered Accountants
Toronto, Canada
February 14, 2001